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                                                                      Exhibit 99


                          CENTRAL MAINE POWER COMPANY

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     (Common and 6% Preferred Shareholders)


  The undersigned shareholder hereby appoints Arthur W. Adelberg and David E. Marsh, and either of them, proxies, with power of substitution, to vote all shares that the undersigned is entitled to vote at the Annual Meeting of the Shareholders of Central Maine Power Company to be held on May 21, 1998 at 10 A.M. EDT, at the Augusta Civic Center, Augusta, Maine, and at any adjournments, on the proposals described in the accompanying Proxy Statement as marked on the reverse side, and in their discretion on any other matters that may properly come before the meeting or any adjournment. If this proxy is properly signed, your shares will be voted as you directed by marking the boxes on the reverse side. IF NO DIRECTION IS GIVEN, YOUR SHARES WILL BE VOTED FOR THE ELECTION OF
                                                           ---
ALL NOMINEES FOR DIRECTOR NAMED ON THE REVERSE SIDE, FOR PROPOSAL 2, AND FOR
                                                     ---                 ---
PROPOSAL 3 ON THE REVERSE SIDE.



                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
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[X]  Please mark votes as in this example


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.
                                         ---

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
                                                                                               FOR   AGAINST  ABSTAIN
1.  Election of Directors
    Nominees:   Duane D. Fitzgerald              2.  Proposal to approve the Agreement and     [_]      [_]     [_]
                David M. Jagger                      Plan of Merger relating to the holding
                                                     company restructuring of Central Maine
              VOTE FOR    WITHHOLD VOTE              Power Company.
                 ALL         FOR ALL
                 [_]           [_]               3.  Approval of Coopers & Lybrand L.L.P., as  [_]      [_]     [_]
                                                     auditors for 1998.
[_]
    ---------------------------------------
    To withhold vote for any nominee, write
    that nominee's name above.

                                                MARK HERE                       MARK HERE
                                                FOR ADDRESS     [_]             IF YOU PLAN    [_]
                                                CHANGE AND                      TO ATTEND
                                                NOTE AT LEFT                    THE MEETING

                                                Please date, sign exactly as name(s) appear at left, and return promptly in enclosed envelope.  If signing for a corporation or partnership, sign in that name and indicate your title.  If signing as attorney, executor, guardian, trustee or custodian, please add your title.


                                        Signature: ____________________      Date: ___________
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